UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2007

BOLT TECHNOLOGY CORPORATION

(Exact name of registrant as specified in its charter)

Connecticut	001-12075	06-0773922
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Four Duke Place, Norwalk, Connecticut	06854
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code	(203) 853-0700

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2—Financial Information

Item 2.02.	Results of Operations and Financial Condition.

On August 22, 2007, Bolt Technology Corporation (the “Company”) issued a press release announcing the Company’s results of operations for the fourth quarter and the fiscal year ended June 30, 2007. A copy of this press release is furnished with this report as Exhibit 99.1 and shall be deemed provided under this Item 2.02 of Form 8-K.

The above information in this report, including the exhibit attached hereto, is being furnished solely pursuant to Item 2.02 of this Form 8-K. Consequently, it shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Section 5—Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 22, 2007, the Executive Compensation Committee of the Board of Directors of Bolt Technology Corporation approved discretionary bonus awards to the Company’s President and Chief Executive Officer and each of the Company’s other named executive officers (as defined in Item 402 of Regulation S-K) in respect of the fiscal year ended June 30, 2007. Mr. Raymond M. Soto, President and Chief Executive Officer, was awarded a discretionary bonus of $500,000, and Mr. Joseph Espeso, Senior Vice President—Finance and Chief Financial Officer, and Mr. Joseph Mayerick, Jr., Senior Vice President—Marketing and Secretary, were each awarded a discretionary bonus of $155,000. These discretionary bonus awards were recorded in the Company’s Fiscal Year 2007 Financial Statements.

Section 9—Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibit is furnished pursuant to Item 2.02.

Exhibit No.	Description
99.1	Press release issued August 22, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOLT TECHNOLOGY CORPORATION

By:	/s/ Raymond M. Soto
Raymond M. Soto
(Chairman of the Board, President and Chief Executive Officer)

Dated: August 22, 2007

Exhibit Index

Exhibit No.	Description
99.1	Press release issued August 22, 2007.